UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2011

Apple REIT Ten, Inc.

(Exact name of registrant as specified in its charter)

Virginia	333-168971	27-3218228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Ten, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report in accordance with Item 8.01. The term the “Apple REIT Companies” means Apple REIT Six, Inc. Apple REIT Seven, Inc., Apple REIT Eight, Inc., Apple REIT Nine, Inc. and Apple REIT Ten, Inc.

Item 8.01. Other Events.

Broker Dealer

As previously disclosed in Prospectus Supplement No. 6, filed and dated June 16, 2011, on May 27, 2011, the Financial Industry Regulatory Authority (“FINRA”) filed a complaint against David Lerner Associates, Inc., related to its sales practices relative to the our Units. As discussed in our prospectus, dated January 19, 2011, we are offering our Units for sale through David Lerner Associates, Inc. as the managing dealer for our best efforts offering. A news release announcing the FINRA Complaint was released on May 31, 2011 (the “FINRA Release Date”) and can be found on the FINRA Website (www.finra.org/Newsroom). David Lerner Associates, Inc. was also the sole distributor (managing dealer) of Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc. We are unaffiliated with David Lerner Associates, Inc.; however, we rely upon it for the offer and sale and administration of our Units. The Apple REIT companies intend to cooperate with regulatory or governmental inquiries.

Legal Proceedings

On June 17, 2011, one shareholder of Apple REIT Nine, Inc. filed a putative class action captioned Nancy Kowalski v. Apple REIT Ten, Inc., et al, Case No. 1:11-cv-2919, in the United States District Court for the Eastern District of New York against the Company, its directors and certain of its officers, Apple REIT Nine, Inc., its directors and certain of its officers, and David Lerner Associates, Inc. and David Lerner. The complaint, purportedly brought on behalf of all purchasers of Units in the Company and Apple REIT Nine, Inc. from June 16, 2008 through and including June 17, 2011, asserts claims under Sections 11, 12 and 15 of the Securities Act of 1933 and seeks, among other things, certification of the class, damages, rescission of share purchases and other costs and expenses. The complaint alleges, among other things, that: (1) the registration statements and prospectuses of the Company and Apple REIT Nine, Inc. failed to disclose material information concerning the value of the Units of the prior Apple REIT companies, (2) the operations and investment model implemented by the Company and Apple REIT Nine, Inc. are determined to lose investors’ capital, and (3) David Lerner Associates, Inc. solicited purchases of the Company and Apple REIT Nine, Inc. by means of false and misleading statements concerning the distributions paid by prior Apple REIT companies. We believe that these claims against us and our officers and directors are without merit, and we intend to defend against them vigorously. At this time, we cannot reasonably predict the outcome of these proceedings or an estimate of damages or any other remedies against the defendants, if any.

On June 20, 2011, two shareholders of the Apple REIT companies filed a putative class action captioned Kronberg et al. v. David Lerner Associates Inc., et al, Case No. 2:11-cv-03558, in the United States District Court for the District of New Jersey against David Lerner Associates, Inc. and certain of its officers, and the Apple REIT companies and Glade M. Knight. The complaint, purportedly brought on behalf of purchasers of Units in the Apple REIT companies, asserts claims and seeks, among other things, certification of the class, compensatory, special and general damages, and other costs and expenses. The complaint alleges, among other things, that: (1) David Lerner Associates, Inc. made false and misleading misrepresentations about (a) the value of the Units of the Apple REIT companies, (b) previous distribution payments made by the Apple REIT companies, and (c) the operations of the Apple REIT companies, (2) the significant risks associated with the illiquid investment in the Apple REIT companies were not properly disclosed to investors, and (3) under the various agency agreements between David Lerner Associates, Inc. and the Apple REIT Companies, the Apple REIT Companies and Glade M. Knight are responsible for the actions and representations of David Lerner Associates, Inc. and its certain officers regarding the sale of Units of the Apple REIT Companies. We believe that these claims against the Apple REIT Companies and Glade M. Knight are without merit, and we intend to defend against them vigorously. At this time, we cannot reasonably predict the outcome of these proceedings or an estimate of damages or any other remedies against the defendants, if any.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Ten, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

June 27, 2011